EXHIBIT 99.1

Remark Media Appoints Brett Ratner to its Board of Directors

LAS VEGAS, NV - March 1, 2017 - Remark Media, Inc. (Nasdaq: MARK), a global digital media technology company, announced it has appointed Brett Ratner to its board of directors. Directors Robert Goldstein and Jason Strauss are resigning from the board effective today.

“We are excited to welcome Brett to our board,” said Kai-Shing Tao, Remark Media’s Chairman and CEO. “Brett is one of Hollywood’s most noteworthy filmmakers, and his extensive knowledge of the entertainment industry and diverse network of contacts brings a multitude of opportunities to Remark Media as we seek to broaden our audience across multiple verticals. He will be a valuable resource to our company as we grow our leadership position in the digital media technology market.”

“I am thrilled to join Remark Media’s board of directors,” Ratner stated. “I look forward to working with the company to develop and expand its brands, audiences and partnerships worldwide.”

Mr. Ratner will be joining the Compensation Committee and the Nominating and Governance Committee. He will stand for re-election at the 2017 annual meeting of stockholders.

Brett Ratner
Brett Ratner is one of Hollywood’s most successful filmmakers. His films have grossed more than $2 billion at the global box office. He has served as an executive producer on films such as the Golden Globe and Oscar winning The Revenant, starring Leonardo DiCaprio, he served as executive producer and director of the Golden Globe-nominated FOX series Prison Break, and he served as executive producer of the television series Rush Hour, based on his hit films. Mr. Ratner, along with his business partner James Packer, formed RatPac Entertainment, a film finance and media company, in 2013. Since inception, RatPac Entertainment has co-financed 63 theatrically-released motion pictures exceeding $11.6 billion in worldwide box office receipts.

Mr. Ratner is a Board of Trustees member of the Simon Wiesenthal Center and Museum of Tolerance. He sits on the boards of Chrysalis, Best Buddies and Do Something, while serving on the Dean’s Council of the NYU Tisch School of the Arts and on the Board of Directors at Tel Aviv University’s School of Film and Television. In 2017, he received a coveted star on the Hollywood Walk of Fame.

About Remark Media, Inc.

Remark Media, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company’s website at www.remarkmedia.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Media’s Annual Report on Form 10-K and Remark Media’s other filings with the SEC. Any forward-looking statements reflect Remark Media’s current views with respect to future events, are based on assumptions and are subject to risks and uncertainties.  Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Media’s estimates and assumptions only as of the date hereof.  Except as required by law, Remark Media undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Media, Inc.
dosrow@remarkmedia.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkmedia@lhai.com
415-433-3777

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